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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ARIS Corporation of our report dated January 28, 1999, relating to the financial statements of ARIS Corporation, which appears in such Registration Statement on Form S-4 filed on August 5, 1999. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1998 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report are also included in this schedule. We also consent to the references to PricewaterhouseCoopers LLP under the headings "Experts" and "Selected Financial Data" in such Registration Statement on Form S-4 filed pursuant to Rule 462(b). However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Seattle, Washington
August 27, 1999